SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.____)

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/ /  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
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/X/  Soliciting Material Under Rule 14a-12

                             STV GROUP, INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:
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    2)   Aggregate number of securities to which transaction applies:
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    3)   Per unit price or other underlying value of transaction
         computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    4)   Proposed maximum aggregate value of transaction:
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/  /     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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

T A K I N G   O W N E R S H I P

Building Value
Together

[GRAPHICS OMITTED - COVER ARTWORK]

This booklet is being furnished to you by STV Group Incorporated (also referred to as "the company") and the company's Board of Directors. For a list of the current members of the company's Board of Directors and their respective ownership and other interests in the company, please refer to the information set forth under the captions "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management" in the amendment to the company's annual report for the year ended September 30, 2000 filed with the Securities Exchange Commission on Form 10K/A on January 29, 2001 and the information set forth in the Form 4 filed with the Commission on April 9, 2001.

A Proxy Statement explaining in greater detail the transaction discussed in this booklet will be made available in the near future. The company strongly advises you to read the Proxy Statement when it is available because it contains important information pertaining to the transaction discussed in this booklet. You can obtain a free copy of the Proxy Statement on the Commission's website located at http://www.sec.gov. In addition, you may receive a free copy of the text of this booklet and, when available, the Proxy Statement from the company. DO NOT SUBMIT A PROXY IN CONNECTION WITH THE TRANSACTION DISCUSSED IN THIS BOOKLET UNTIL YOU HAVE RECEIVED AND READ THE PROXY STATEMENT REFERRED TO ABOVE.

You may read and copy any of the documents referenced in the first paragraph on this page, the Proxy Statement (when available) and any annual, quarterly and special reports, statements and other information filed by the company at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1/800/SEC-0330 for further information on the public reference rooms. The company's filings with the Commission are also available to the public from commercial document-retrieval services and on the Commission's website located at http://www.sec.gov.

[GRAPHIC OMITTED - ARTWORK]

D E A R  F E L L O W  E M P L O Y E E S

We are delighted to offer each of you the opportunity to become a part of a new era at STV. Our decision to become a private, employee-owned company is one that we believe will benefit all employees. While employees are co-owners now, by going private our employees may better realize their value of the firm on an ongoing basis. We believe that as a private firm there will be a more direct relationship between the value of our stock and STV's performance. We, the employees, will drive STV's performance. Inside this booklet, you will discover the benefits of being a private, employee-owned company.

STV's growth and success will be in our hands. Our talents and energies will directly affect our success as a company. This plan will unlock the value of our stock and enable all of us to share in the rewards of ownership. By taking full ownership of STV, our employees will be rewarded by the company now and in the future through our Employee Stock Ownership Program (ESOP).

This is an exciting time and we look forward to working with each of you as we begin to build value together to make this company a more challenging and rewarding place to work.

Very truly yours,


/s/ Dominick M. Servedio                /s/ Michael Haratunian
Dominick M. Servedio                    Michael Haratunian
President, Chief Executive Officer      Chairman
STV Group Inc.                          STV Group Inc.

We believe it is important to establish an environment where every employee benefits from the successes of the company. Despite our strong performance-- our more efficient operations, improved financial position, and large, long-term backlog-- our company remains undervalued, as reflected in our depressed stock price. This adversely affects us, STV's employees.

STV's current ESOP plan was established with the goal of greater employee control of the company. However, as our employees have gained a greater share of the company's stock, an increasingly smaller share has remained in the hands of the public shareholders. The result is little interest on the part of large institutional investors and individual buyers, and consequently, our stock is now undervalued. As an example, our stock was valued at $7.50 per share one year ago and is now $5.50 despite our continued strong performance.

The answer is obvious--we must take complete ownership of STV. As a private firm, the financial performance of the company will have a more direct impact on the value of our stock and will be more insulated from the irrational behavior of the public market. We can all share in the rewards of what we have accomplished to date and what we will accomplish in the future. As participants in the ESOP, we already own a majority of STV's stock. We believe that the best option is for our employees to own all of it.

BY TAKING FULL OWNERSHIP,
we can build value together.

Why Should STV Go Private?

This is an important question. Our decision to "go private" was not made lightly. For the past two years many options were explored and considered. However, we felt the best option was to establish an employee-owned firm: to "go private". There are a number of reasons why we chose this path.

Being public is no longer of benefit to STV. We believe the market undervalues our stock and with so little available to trade on the open market, we cannot attract investors to enhance that value. In addition, the SEC reporting requirements are costly and limit our flexibility.

We can immediately take advantage of current IRS rules and become an S Corporation. S Corporations have distinct tax advantages. Electing S Corporation status will eliminate the company's obligation to pay most of the corporate level income taxes it now pays.

It unlocks the value of the stock. Our stock value will be more directly impacted by the performance of our company, and will be more insulated from the irrational behavior of the public equity market. It's that simple.

It enables all of us to share in the value we create. This plan will not simply benefit a select few. Every employee participating in the ESOP can reap the benefits. It empowers employees. It gives us a stake in our future.

It enhances retention and recruiting. Current employees will want to stay with the company knowing that their hard work will reap the rewards. Plus, we will be able to attract top-notch talent to a firm where performance is rewarded.

The timing is ideal. Our company is doing very well, yet our stock value is low. With its strongest financial position in years, our record backlog and future prospects, the company will be able to reward employees now and in the future through our ESOP.

We can maintain our identity and safeguard our future.

We believe that this is the best of all available options.

                      Were Other Alternatives Considered?

                          [GRAPHIC OMITTED - ARTWORK]

Yes. The company considered other options, including the sale of the company in order to obtain for the company's shareholders the value of their stock. Although we received varying indications of interest, the Board of Directors concluded that the going private transaction was in the best interest of the company, its customers, the communities in which it operates, its public shareholders, and its employees. The Board of Directors approved the transaction on behalf of the company, subject to the vote of the company's public shareholders and ESOP participants.

How Do We Go Private?

Several months ago, the company retained Ernst & Young to structure the transaction. LaSalle Bank was appointed the Trustee for the ESOP, and thus is the representative of STV's employees. LaSalle, in turn, hired a financial advisor, Willamette Management Associates, and legal counsel to represent the interests of the ESOP during and after the transaction. STV's Board of Directors appointed a special committee of the board comprised of existing, non-employee directors to represent the company and all other shareholders. This special committee engaged the services of a financial advisor, Houlihan Lokey Howard & Zukin, and separate legal counsel.

The following chart describes the process for going private.

[GRAPHIC OMITTED - FLOW CHART - TEXT AS FOLLOWS:]


      THE COMPANY                                                                              THE ESOP
            |                                                                                      |
            |                                                                                      |
STV BOARD OF DIRECTORS----                                                                ---ESOP TRUSTEE
            |            |                                                                |  LaSalle Bank
            |            |                                                                |         |
            |            |                                                                |         |
            |            |                                                                |         |
            |            |                                                                |         |
 STV BOARD OF DIRECTORS  |                                                                |  FINANCIAL ADVISOR
   Special Committee     |                                                                |     Williamette
            |            |                                                                |     Management
            |            |                                                                |     Associates
   FINANCIAL ADVISOR     |                                                                |
     Houlihan Lokey      |                                                                |
     Howard & Zukin      |                                                                |
                         |                                                                |
                         |------------- DETERMINATION OF FAIR VALUE OF STV STOCK----------|
                         |                                                                |
                         |-------------   MERGER AGREEMENT FOR ACQUISITION OF   ----------|
                         |                          OUTSIDE STOCK                         |
                         |-------------    PROXY MATERIAL FILED WITH SEC        -.-.-.-.-.|
                                                     |                            review
                                   SHAREHOLDER VOTE FOR APPROVAL OF TRANSACTION
                                                     |
                                                     |
                                             TRANSACTION EFFECTED

How Is the Transaction Accomplished?

Based on the value agreed upon by the Trustee of the ESOP and the STV Board of Directors, with the advice of their respective financial advisors, the company will purchase all outstanding shares not held by the ESOP. To finance the transaction, the company will enter into an agreement with a bank for a term loan.

[GRAPHIC OMITTED - FLOW CHART - TEXT AS FOLLOWS:]

SELLING SHAREHOLDERS           ESOP                         BANK
  S \    \                       |                          /
  h  \    \                      |                         /
  a   \    \  $                  |                   $    /
  r    \    \                    |                       /
  e     \    \                   |                      /
  s      \    \       STV GROUP INCORPORATED           /


STV will now be a private company, 100% owned by the ESOP.

Will the ESOP Receive 100% of the Future Value?

Yes. Following the going private transaction, all the company's earnings will belong to the ESOP, as there will be no outside shareholders with whom to share the earnings. Consider the following example. Prior to the going private transaction, if the company earned $1,000,000, the value was split between all of the ESOP and outside shareholders. Since the ESOP owned about 60% of the shares, the earnings on its shares were only $600,000. After the going private transaction, the ESOP will own 100% of the company's shares, and the earnings on its shares will be $1,000,000.

What Corporate Structure
is Best for STV as a Private Firm?

After the going private transaction, STV will make an election with the IRS to be treated as an "S Corporation" for tax purposes. As an S Corporation, the company will not pay most of the corporate level income taxes that it now pays. Our only shareholder will be the ESOP which is not subject to income tax. This means that neither the company, nor the ESOP, will pay taxes on the corporation's income.

How will the Loan Incurred
to Finance the Going Private
Transaction be Repaid?
The tax savings from the S Corporation election (almost 50% of STV's income) will be available to pay the loan. The tax savings, as it accumulates, will also increase the value of the company and the ESOP's shares.

[GRAPHIC OMITTED - ARTWORK]

What Changes will be
Made to the ESOP for
Current Partipating Employees?

The ESOP will operate the same way it has for years. Significant differences will be the value of the stock in your account and the anticipated increase in the percent contribution for future years.

Because the value of the stock will no longer be determined in the public market, the financial performance of the company will have a more direct impact on the value of our stock. For a description of how your ESOP works, please consult your employee handbook.

As it has in the past, the company expects to make annual contributions directly to the ESOP. This contribution may be in stock and cash or cash alone. The cash contribution will be used to repurchase shares from ESOP participants that are leaving the company, which will then be allocated to eligible employees in the ESOP. The stock contribution will be directly allocated to ESOP participants. In the past, the company contributed 3% of eligible compensation.

When an employee leaves the company and sells back to the company vested ESOP stock, the tax consequences will remain the same as before the going private transaction.

                                   Conclusion

                          [GRAPHIC OMITTED - ARTWORK]

Our goal throughout this transaction has been clear-- to do what's best for all employees, those whose efforts have made STV a successful firm. We have kept that goal at the forefront as we negotiated through the process of examining our options, and ultimately, going private. As you can see from the information presented in this booklet, there is now a more direct link between the value of the company's stock and your performance. The value of the stock has been unlocked; it is free to flourish. No longer will the lack of outside interest hinder its growth. In short, our hard work will be rewarded-- now and in the future.

SO, LET'S TAKE OWNERSHIP,
and build value together.

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